EXHIBIT 99.1

Sono Group N.V. and Merlin Solar Technologies Announce Partnership to Expand Global Solar Solutions

Two-Way Distribution and Co-Marketing Agreement Leverages Complementary Technologies for Enhanced Customer Value and Worldwide Reach

MUNICH, Germany, and SAN JOSE, Calif., March 24, 2025 (GLOBE NEWSWIRE) -- The solar technology company Sono Group N.V. (OTCQB: SEVCF) (hereafter referred to as “Sono Group” or “Sono”, parent company to Sono Motors GmbH or “Sono Motors”) and Merlin Solar Technologies, Inc. (hereafter referred to as “Merlin Solar Technologies” or “Merlin”) today announced the signing of a new partnership between Sono Motors and Merlin, designed to expand each company’s global market presence and strengthen their collective product offerings. Under the terms of the agreement, Sono Group will include Merlin’s solar panels in its product portfolio throughout Europe, while Merlin will include Sono’s proprietary solar charge controllers and associated collaterals as part of Merlin’s suite of Mobile Power Solutions —across North and South America.

By combining Sono Group’s expertise in integrated solar technology solutions - including its advanced hardware, software, and proprietary charging capabilities - with Merlin’s portfolio of high-efficiency panels and integrated Mobile Power Systems, the partnership aims to deliver significant synergies. Together, the companies will offer a comprehensive range of high-performance solar solutions for diverse industries worldwide, with favorable terms designed to ensure competitive offerings for both companies’ respective customer bases.

“Through this landmark agreement, we are merging the strengths of both our organizations to accelerate the adoption of clean and efficient solar technologies,” said George O’Leary, Managing Director and CEO of Sono Group N.V. “Merlin’s forward-thinking approach to solar panel innovation & integrated Mobile Power Systems aligns perfectly with our mission to put solar on every commercial vehicle. We are excited to expand our reach in North and South America and to offer Merlin’s state-of-the-art solar panels to our European customers.”

“This partnership with Sono Group brings together two complementary product lines that offer our customers greater choice, efficiency, and reliability,” said Kendall Combs, CEO of Merlin Solar Technologies, Inc. “Sono’s proprietary solar charge controller sets a new standard for integrated solar solutions, while Merlin’s advanced solar panels & proven Mobile Power Systems are renowned for their durability, high efficiency, and cutting-edge design. By collaborating under one co-marketing agreement, we can more effectively serve customers in multiple regions and continue to pioneer sustainable energy solutions worldwide.”

Through this agreement, both Sono Group and Merlin Solar Technologies anticipate delivering enhanced value to their respective customers, supporting global sustainability goals, and driving the next generation of solar innovation world-wide.

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ABOUT SONO GROUP N.V.

Sono Group N.V. (OTCQB: SEVCF) and its wholly owned subsidiary Sono Motors GmbH are on a pioneering mission to accelerate the revolution of mobility by making every commercial vehicle solar. Our disruptive solar technology has been developed to enable seamless integration into all types of commercial vehicles to reduce the impact of CO2 emissions and pave the way for climate-friendly mobility. For more information about Sono Group N.V., Sono Motors, and their solar solutions, visit sonogroupnv.com and sonomotors.com. Follow us on social media: LinkedIn, Facebook, BlueSky, Truth Social, and X.

ABOUT MERLIN SOLAR TECHNOLOGIES, INC.

Merlin Solar Technologies, Inc. is a leading innovator in next-generation solar panel design, engineering, and manufacturing. Based in San Jose, California, Merlin’s patented technology delivers rugged, high-efficiency solar panels and integrated solar solutions designed for a wide range of applications, including transportation, building integration, marine, and off-grid installations. By focusing on durability, reliability, and performance, Merlin Solar is dedicated to advancing the renewable energy industry with solutions that address real-world needs. For more information, visit merlinsolar.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. The words "expect", "anticipate", "intend", "plan", "estimate", "aim", "forecast", "project", "target", “will” and similar expressions (or their negative) identify certain of these forward-looking statements. These forward-looking statements are statements regarding the intentions, beliefs, or current expectations of the Company and its subsidiary Sono Motors GmbH (together, the “companies”). Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and could cause the companies’ actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to, risks, uncertainties and assumptions with respect to: the Company’s ability to uplist to the Nasdaq Capital Market, including meeting the initial listing requirements; the Company’s ability to satisfy the conditions precedent set forth in its recent securities purchase agreement (“Securities Purchase Agreement”) and exchange agreement (“Exchange Agreement”) entered into with YA II PN, Ltd. (“Yorkville”); the timing of closing the transactions contemplated by the Securities Purchase Agreement and the Exchange Agreement; the impact of the transactions contemplated by the Exchange Agreement and Securities Purchase Agreement on the Company’s operating results; our ability to maintain relationships with creditors, suppliers, service providers, customers, employees and other third parties in light of the performance and credit risks associated with our constrained liquidity position and capital structure; our ability to comply with OTCQB continuing standards; our ability to achieve our stated goals; our strategies, plan, objectives and goals, including, among others, the successful implementation and management of the pivot of our business to exclusively retrofitting and integrating our solar technology onto third party vehicles; our ability to raise the additional funding required beyond the investment from Yorkville to further develop and commercialize our solar technology and business as well as to continue as a going concern. For additional information concerning some of the risks, uncertainties and assumptions that could affect our forward-looking statements, please refer to our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 20-F for the year ended December 31, 2023, which are accessible on the SEC’s website at www.sec.gov and on our website at ir.sonomotors.com. Many of these risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as the actions of courts, regulatory authorities and other factors. Readers should therefore not place undue reliance on these statements, particularly not in connection with any contract or investment decision. Except as required by law, the Company assumes no obligation to update any such forward-looking statements.

CONTACT SONO GROUP N.V.

Press: press@sonomotors.com | ir.sonomotors.com/news-events

Investors: ir@sonomotors.com | ir.sonomotors.com

LinkedIn: https://www.linkedin.com/company/sonogroupnv

MERLIN SOLAR TECHNOLOGIES, INC.:

LinkedIn:

https://www.linkedin.com/company/merlin-solar/